Exhibit 10.6

2014 DECLARATION OF AMENDMENT TO

PEER MEDICAL LTD. 2010 ISRAELI SHARE OPTION PLAN

(As Assumed by ECPM Holdings, LLC and

Amended and Restated Effective January 4, 2013)

THIS 2014 DECLARATION OF AMENDMENT, is made by ECPM Holdings, LLC, a Delaware limited liability company (the “Company”), effective as of the 6th day of August, 2014, to the Peer Medical Ltd. 2010 Israeli Share Option Plan (As Assumed by ECPM Holdings, LLC and Amended and Restated Effective January 4, 2013) (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

R E C I T A L S:

WHEREAS, the Board of Managers of the Company has deemed it advisable to amend Section 4.4 of the Plan to provide, unless the Administrator determines otherwise, for accelerated vesting in the event of a participant’s termination of employment or service by the Company other than for cause or by the participant for good reason if in connection with a Liquidity Event related to the Company; and

WHEREAS, the requisite members of the Company have consented to the amendments contemplated herein; and

WHEREAS, the Company desires to evidence such amendment by executing this 2014 Declaration of Amendment;

NOW, THEREFORE, IT IS DECLARED that, effective as of the day and year first written above, the Plan shall be and hereby is amended as follows:

1. Amendment to Section 4.4 Section 4.4 (“Merger Transaction”) is hereby amended by renaming the section “Merger Transaction; Liquidity Event,” restating the current Section 4.4 as new Section 4.4(A) and inserting the following paragraphs as new Section 4.4(B), Section 4.4(C) and Section 4.4(D):

(B) Liquidity Event. General: Notwithstanding any other provision in the Plan (including but not limited to Section 4.4(A) herein) to the contrary, and unless the Administrator determines otherwise, the following provisions shall apply in the event of a Liquidity Event, as defined in the LLC Agreement:

(i) To the extent that the successor or surviving company in the Liquidity Event does not assume or substitute for an Option (or in which the Company (that is, ECPM Holding, LLC) is the ultimate parent corporation and does not continue the Option) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Options outstanding under the Plan immediately prior to the Liquidity Event, all outstanding Options shall become fully vested and exercisable, whether or not then otherwise vested and exercisable, and any restrictions, including but not limited to service and/or performance criteria applicable to any outstanding Options shall be deemed to have been met.

(ii) Further, in the event that an Option is substituted, assumed or continued as provided in Section 4.4(B)(i) herein, the Option, to the extent it is outstanding, will nonetheless become vested and exercisable in full if the employment or service of the Participant is terminated within three months before (in which case vesting shall not occur until the effective date of the Liquidity Event) or 24 months after the effective date of a Liquidity Event if such termination of employment or service (X) is by the Company not for Cause or (Y) is by the Participant for Good Reason. For clarification, for the purposes herein, the “Company” shall include any successor to the Company.

(iii) Certain Defined Terms. For the purposes herein, unless the Administrator determines otherwise:

(X) “Cause” shall have the meaning given in the LLC Agreement.

(Y) “Good Reason” shall mean a “Resignation For Good Reason,” as defined in the LLC Agreement, provided, however, that, for the purposes herein, each Participant shall be deemed to be an “Executive Member” for purposes of the definition and the reduction in salary or benefits referenced in (b)(ii)(a) shall exclude a reduction in salary or benefits that is generally applicable to employees of similar rank and status (rather than all members of senior management).

(C) Unless the Administrator determines otherwise, each Award Agreement entered into pursuant to the Plan shall be deemed amended or modified if and to the extent necessary to contain terms consistent with the provisions of Section 4.4(B) herein.

(D) In the event of a conflict between the terms of the Plan or an Award Agreement and the LLC Agreement, the terms of the LLC Agreement shall control.”

2. Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this 2014 Declaration of Amendment is executed on behalf of the Company effective as of the day and year first written above.

ECPM HOLDINGS, LLC

By:	/s/ Mark G. Gilreath

Mark G. Gilreath
President & CEO

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